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Exhibit 99.1

      IVIVI
THE TECHNOLOGY OF LIFE




            IVIVI TECHNOLOGIES RECEIVES INITIAL ORDER FROM ALLERGAN;
                           MARKETING EFFORTS UNDERWAY


        NORTHVALE, NJ - SEPTEMBER 25, 2007 - Ivivi Technologies, Inc. (AMEX:II), a leader in non-invasive, electrotherapeutic technologies, today received the initial order of 20,000 SofPulse(R) devices from Allergan, Inc. (NYSE: AGN), its exclusive distribution partner for Ivivi's SofPulse(R) line of products worldwide in the aesthetic and bariatric medical procedure markets. Allergan has initiated marketing efforts for the SofPulse(R) line of products and its product launch is expected to be completed by the end of calendar 2007.

Allergan, a global healthcare company with global leadership positions in a number of specialty markets such as medical aesthetics, anticipates marketing Ivivi's SofPulse(R) technology to surgeons for use post-operatively to treat pain and swelling following breast, facial and other aesthetic procedures.

"With Allergan's expertise in the breast aesthetics, facial and bariatric surgery markets combined with the depth of its sales force we are very optimistic about their upcoming launch of our technology," said Andre DiMino, Co-CEO, Ivivi Technologies. "Initial marketing efforts have begun this month and in late October our technology will be showcased by Allergan at Plastic Surgery 2007, the Annual Meeting of the American Society of Plastic Surgeons, taking place at the Baltimore Convention Center."

"Ivivi's SofPulse(R) is a unique and advanced technology that shows significant promise toward enhancing patients' post-operative experience and facilitating the recovery period," said Robert Grant, President of Allergan Medical, a division of Allergan, Inc.

"We are very pleased with Allergan's strong level of commitment to Ivivi and our technology," commented David Saloff, President and co-CEO of Ivivi Technologies. "Their marketing plan is highly comprehensive and we believe their level of preparedness will only serve to make the launch that much more successful. We have strong ties to and respect for Allergan's marketing team and look forward to continuing to work together as they launch the product."

ABOUT IVIVI TECHNOLOGIES, INC.

Based in Northvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform. Ivivi's research and development activities are focused specifically on targeted pulsed electromagnetic field, or PEMF, technology, which, by creating specific therapeutic electrical current in injured soft tissue, modulates biochemical and physiological healing processes to help repair the injured tissue and reduce related pain and inflammation. The Company's Electroceuticals(TM) have been used in non-invasive treatments for a wide array of conditions, including chronic wounds, pain and edema following plastic and reconstructive surgery and chronic inflammatory disorders.

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FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including those related to our partnership with Allergan, Inc. and future sales of our SofPulse(R) devices. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-KSB for the fiscal year ended March 31, 2007. The Company assumes no obligation to update the information contained in this press release.



INVESTOR RELATIONS CONTACT:                   PUBLIC RELATIONS CONTACT:
Cameron Associates                            Avalanche Strategic Communications
Alison Ziegler or Lester Rosenkrantz;         Denyse Dabrowski
212-554-5469                                  201-488-0049  Mobile:201-916-7122
alison@cameronassoc.com                       denyse@avalanchepr.com

Deanne Eagle for Media
212-554-5463
deanne@cameronassoc.com

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